Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 23, 2025, except for Note 17, as to which the date is September 9, 2025, with respects to our audits of the consolidated financial statements of Rezolve AI plc, as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

September 25, 2025